EXHIBIT 10.12

                                    SUBLEASE
                                    --------

         SUBLEASE made as of the 10th day of June, 2002, by and between THE SAGEMARK COMPANIES LTD., a New York corporation with offices at 1285 Avenue of the Americas, 35th Floor, New York, New York 10019 ("Lessor") and PREMIER P.E.T. OF LONG ISLAND, LLC, a New York limited liability company with offices at 119 North Park Avenue, Rockville Centre, New York ("Lessee").

                              W I T N E S S E T H :
                              ---------------------

         WHEREAS, Lessor has entered into an Agreement of Lease (the "Premises Lease") with Top Terrace Realty, LLC (the "Landlord") for premises located at 119 North Park Avenue, Rockville Centre, New York (the "Premises"); and

         WHEREAS, Lessee wishes to sublease the Premises from Lessor, and Lessor is agreeable to doing so, all on the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby unconditionally acknowledged, the parties hereto do hereby agree as follows:

        1. Incorporation by Reference. Reference is hereby made to the Premises Lease, the loan and security agreement between Lessee and its equipment lender (the "Loan Agreement") and that certain Turnkey License and Services Agreement between Lessee and Long Island Positron Emission Tomography Scanning, P.C. (the "Turnkey License") (as the same may be hereafter amended from time to time), the terms of which are incorporated herein by reference thereto. All capitalized terms used, but not defined herein, shall have the meanings ascribed to them in such agreements.

        2. Sublease. Subject to the terms of this Sublease, Lessor hereby subleases the Premises to Lessee during the Term hereof. Lessee hereby acknowledges and agrees that Lessee's rights under this Sublease are subject to and subordinate to the rights of the Landlord under the Premises Lease and Lessee's equipment lender under the Loan Agreement.

        3. Term. This Sublease will commence on June 10th, 2002 and terminate on June 9th, 2012 (the "Term").

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        4.        Rent.
                  ----

                  4.1. Monthly Rent. Lessee shall pay to Lessor, as rent for the sublet of the Premises hereunder, an amount equal to, but not more than, the rent as defined in and payable by Lessor to the Landlord under the Premises Lease (the "Monthly Rent"). The Monthly Rent will be due and payable monthly, in advance, on the first day of each month during the Term hereof (or as otherwise provided under the Premises Lease).

                  All payments of Monthly Rent (and other amounts payable by Lessee under this Sublease) shall be paid to Lessor by check at the address of Lessor set forth in Section 12.2 hereof, or at such other address as Lessor shall designate in writing to Lessee at least five (5) business days prior to the due date thereof. All payments of Monthly Rent (and other amounts due under this Sublease) shall be paid to Lessor without any deduction, reduction, abatement or set-off unless otherwise agreed to in writing by Lessor.

                  4.2. Additional Rent. Lessee hereby acknowledges and agrees that, in addition to the Monthly Rent payable under this Sublease, Lessee shall pay to Lessor any and all other charges and amounts due and payable by Lessor to the Landlord under the Premises Lease (the "Additional Rent"), within seven (7) days after Lessee's receipt of notice from Lessor (which notice will be accompanied by evidence of such additional charges and amounts).

        5.        Covenants; Obligations.
                  ----------------------

                  5.1. Compliance. Lessee acknowledges that it has received a copy of the Premises Lease and will, at its cost and expense, comply with all obligations and covenants provided for thereunder as if it were the Tenant thereunder (including all such obligations and covenants thereunder that Lessor shall notify Lessee of, in writing, from time to time during the Term hereof). Lessee will conduct its operations on the Premises in accordance with all applicable provisions and requirements under the Premises Lease.

                  5.2. Access. Upon request of Lessor, Lessee shall, at reasonable times during normal business hours, make the Premises available to Lessor (or to the Landlord) for inspection or as otherwise requested by the Landlord in accordance with the provisions of the Premises Lease.

                  5.3. Encumbrances. Neither Lessor nor Lessee shall sell, transfer, assign, sublet, pledge or otherwise encumber any interest in this Sublease and/or in the Premises (except as provided in Section 9.1 hereof or as otherwise provided in the Loan Agreement) and each of Lessor and Lessee agrees to keep the same free from any liens, claims and encumbrances. Each of Lessor and Lessee shall promptly notify the other of any such lien, claim or encumbrance.

        6.        Risk of Loss; Insurance.
                  -----------------------

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                  6.1.     Risk of Loss. Lessee agrees that it shall bear all
risk of loss, damage to, or destruction to the Premises caused by it or its employees or agents and shall give Lessor prompt notice of any damage to or loss thereof.


                  6.2. Insurance. Lessee shall maintain, at its cost, all insurance coverages requested by Lessor, all of which shall name Lessor as an additional insured as its interests may appear and provide for thirty (30) days prior notice to Lessor of any cancellation, termination or modification thereof. Lessee shall provide Lessor, upon request, with evidence of the maintenance of such insurance throughout the Term of this Sublease.

         7. Representations and Warranties of Lessor. Lessor hereby represents and warrants to Lessee the following:

                  7.1. Good Standing. Lessor is a corporation, duly organized, validly existing, and in good standing under the laws of the State of New York and has all requisite power and authority to own and lease its properties, to carry on its business as currently conducted and as proposed to be conducted and to consummate the transactions contemplated hereby. Lessor is duly qualified as a foreign corporation and is in good standing in all such other jurisdictions in which the current conduct of its business or its ownership or leasing of property requires such qualification and in which the failure so to qualify or so to be in good standing would have a materially adverse effect on Lessor's operations or financial condition.

                  7.2. Requisite Action. All action on the part of Lessor necessary for the authorization, execution, delivery and performance of this Sublease and the consummation of the transactions contemplated hereby, has been properly taken and obtained by it and this Sublease constitutes a valid and legally binding obligation of Lessor enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors' rights and by general principles of equity.

                  7.3. No Conflict. The authorization, execution, delivery and performance of this Sublease and the consummation of the transactions contemplated hereby and thereby will not result in any violation of or be in conflict with or constitute, with or without the passage of time or giving of notice, or both, a breach or default under any instrument, judgment, order, writ, decree or agreement to which Lessor is a party or by which it is bound.

         8. Representations and Warranties of Lessee. Lessee hereby represents and warrants to Lessor the following:

                  8.1. Good Standing. Lessee is a limited liability company, duly organized, validly existing, and in good standing under the laws of the State of New York and has all requisite power and authority to own and lease its properties, to carry on its business as currently conducted and as proposed to

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be conducted and to carry out the transactions contemplated hereby. Lessee is duly qualified as a foreign limited liability company and is in good standing in all such other jurisdictions in which the current conduct of its business or its ownership or leasing of property requires such qualification and in which the failure so to qualify or so to be in good standing would have a materially adverse effect on Lessee's operations or financial condition.

                  8.2. Requisite Action. All action on the part of Lessee necessary for the authorization, execution, delivery and performance of this Sublease and the consummation of the transactions contemplated hereby, has been properly taken and obtained by it and this Sublease constitutes a valid and legally binding obligation of Lessee enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors' rights and by general principles of equity.

                  8.3. No Conflict. The authorization, execution, delivery and performance of this Sublease and the consummation of the transactions contemplated hereby and thereby will not result in any violation of or be in conflict with or constitute, with or without the passage of time or giving of notice, or both, a breach or default under any instrument, judgment, order, writ, decree or agreement to which Lessee is a party or by which it is bound.

         9.       Assignment and Sublet.
                  ---------------------

                  9.1. Permitted Use. Lessor hereby agrees that Lessee shall have the right to make the Premises available to Long Island Positron Emission Tomography Scanning, P.C. ("LIPETS") by assignment, sublet, license, permit or similar arrangement, provided that LIPETS agrees, in writing, to comply with and be bound by the provisions of this Sublease and the Premises Lease and utilizes the Premises solely for the operation of a positron emission tomography diagnostic imaging center on the Premises. Lessor hereby consents to the Turnkey License.

                  9.2. Non-Assignability. Lessee shall not have the right to otherwise assign this Sublease or any of Lessee's interest herein, or to sublet the Premises, in the absence of Lessor's prior written consent.

         10.      Events of Default.
                  -----------------

                  10.1. The following occurrences shall constitute events of default under this Sublease ("Events of Default"):

                  (a) Default by Lessee in the payment of any installment of Monthly Rent, Additional Rent, or other charge or amount payable by Lessee hereunder, as and when the same becomes due and payable, provided Lessee

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receives notice thereof from Lessor and does not cure such default within ten
(10) days after such notice; or

                  (b) Breach by Lessor or Lessee of any of their respective representations, warranties, covenants or obligations under this Sublease; provided Lessor or Lessee, as applicable, receives notice thereof and fails to cure any such breach within thirty (30) days after such notice; or

                  (c) Upon notice from Lessor, if the Premises Lease is terminated or there is an uncured event of default (as defined in the Loan Agreement) under the Loan Agreement; or

                  (d) Upon a Voluntary Withdrawal or Withdrawal Event of Rockville PET, Inc., or a Withdrawal Event of Premier P.E.T. International Imaging, Inc. ("Premier") under clause (c) thereof, in either instance under and pursuant to the terms of the Operating Agreement of Lessee.

                  10.2. Non-Default. Notwithstanding the foregoing, if any event occurs which would constitute an Event of Default under this Sublease and such event is caused by Premier, such event will not constitute an Event of Default hereunder.

                  10.3. Remedies. Upon the occurrence of any one or more Events of Default, Lessor or Lessee, as applicable, may, at their option:

                  (a) Terminate this Sublease and, if Lessee breaches or is in default of this Sublease, Lessor may require Lessee to immediately vacate the Premises (likewise, if Lessee elects to terminate this Sublease, Lessee will immediately vacate the Premises); or

                  (b) Proceed by appropriate court action, either at law or in equity, to enforce performance by Lessor or Lessee, as applicable, of the terms and provisions of this Sublease and/or to recover from Lessor or Lessee, as applicable, any and all reasonable damages or expenses, including attorneys' fees, costs and expenses, which Lessor or Lessee, as applicable, shall have sustained by reason of any such breach or default by Lessor or Lessee, as applicable, or pursue any other available legal or equitable remedy.

         11.      Indemnification.
                  ---------------

                  11.1. Indemnification. Lessee shall, at all times during the Term of this Sublease and subsequent thereto, defend, indemnify, and hold Lessor and its subsidiaries and affiliates and their respective officers, directors, shareholders, employees and agents (collectively, "Indemnitees") harmless from and against all claims, causes of action, proceedings, demands, liabilities, damages, costs, and expenses (including all legal fees and expenses) (collectively, the "Losses") incurred by Indemnitees (including all Losses under the Loan Agreement), which result from or are based upon any use by any assignee or sublessee of Lessee (including, without limitation, LIPETS) of the Premises, or breach of the Premises Lease by any of them, after the date hereof.

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                  11.2.    No Liability. Notwithstanding the foregoing, Lessee
shall not have any liability for indemnification under this Section 11 in the event that Lessor settles or otherwise disposes of any matter for which it would otherwise be entitled to indemnification hereunder without the written consent of Lessee.

                  11.3. Non-Exclusivity. The indemnification provided for in this Section shall not be an exclusive remedy for any breach or default by Lessee of the provisions of this Sublease.

                  11.4. Contribution. In the event that the indemnification provided for under this Section is unavailable to Lessor in respect of any Loss, Lessee shall, in lieu of indemnifying Lessor, contribute to the amount paid or payable by Lessor as a result of any such Loss in such proportion as is appropriate to reflect the relative fault of such parties in connection with the matters giving rise to any such Loss.

                  11.5. Survival. This Section shall survive the Term of this Sublease.

         12.      Miscellaneous.
                  -------------

                  12.1. Sole and Entire Agreement. This Sublease and the Ancillary Agreements constitute the sole and entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, between the parties hereto with respect to the subject matter hereof and may not be changed or modified except by an instrument in writing signed by the party to be bound thereby. No course of conduct or dealing or trade usage or custom or course of performance by the parties hereto shall constitute or be relied upon as a modification, supplement, or waiver of any provision of this Sublease. This Sublease has been subject to the mutual consultation, negotiation and agreement of the parties hereto and shall not be construed for or against either party hereto on the basis of such party having drafted this Sublease.

                  12.2. Notices. All notices, consents, requests, demands and other communications required or permitted to be given under this Sublease (the "Notices") shall be in writing and delivered personally, receipt acknowledged, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties hereto as follows (or to such other addresses as either of the parties hereto shall specify by notice given in accordance with this provision):

                  (a)      If to Lessor:

                           The Sagemark Companies Ltd.
                           1285 Avenue of the Americas, 35th Floor
                           New York, New York 10019
                           Attn: Theodore B. Shapiro, Chief Executive Officer

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                           - and -

                           Premier P.E.T. International Imaging, Inc.
                           2300 Glades Road, Suite 100W
                           Boca Raton, FL 33431
                           Attn: Mr. George W. Mahoney, Chief Financial Officer

                           with a copy to:

                           Robert L. Blessey, Esq.
                           51 Lyon Ridge Road
                           Katonah, New York 10536

                  (b)      If to Lessee:

                           Premier P.E.T. of Long Island, LLC
                           119 North Park Avenue
                           Rockville Centre, New York
                           Attn: Stephen A. Schulman, M.D., Manager

                           and

                           Rockville PET, Inc.
                           185 Merrick Road
                           Oceanside, New York 11572

                           with a copy to:

                           Joseph J. LaBarbera, Esq.
                           LaBarbera & Lambert, P.C.
                           60 East 42nd Street, Suite 3401
                           New York, New York 10165

All such Notices shall be deemed given when personally delivered as aforesaid, or, if mailed as aforesaid, on the third business day after the mailing thereof or on the day actually received, if earlier, except for a notice of a change of address which shall be effective only upon receipt.

                  12.3. Non-Assignability. Neither party hereto may assign this Sublease or its or their respective rights, benefits or obligations hereunder without the written consent of the other party hereto, except as provided in Section 9.1 and except that Lessor may assign its rights to payments under this Sublease upon notice to Lessee.

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                  12.4.    Binding Effect. This Sublease shall be binding upon
and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained in this Sublease is intended to confer upon any person or entity, other than the parties hereto, or their respective successors or permitted assigns, any rights, benefits, obligations, remedies or liabilities under or by reason of this Sublease.

                  12.5. Waiver. No waiver of any provision of this Sublease or of any breach thereof shall be effective unless in writing and signed by the party to be bound thereby. The waiver by either party hereto of a breach of any provision of this Sublease, or of any representation, warranty, obligation or covenant in this Sublease by the other party hereto, shall not be construed as a waiver of any subsequent breach or of any other provision, representation, warranty, obligation or covenant of such other party, unless the instrument of waiver expressly so provides.

                  12.6. Governing Law. This Sublease shall be governed by and construed in accordance with the laws of the State of New York with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof, except as to applicable federal and state securities laws. The parties hereto hereby agree that any suit or proceeding arising under this Sublease, or in connection with the consummation of the transactions contemplated hereby, shall be brought solely in a Federal or state court located in New York County, or in any court of competent jurisdiction selected by Lessor, except for any suit or proceeding seeking an equitable remedy hereunder which may be brought in any court of competent jurisdiction. By its execution hereof, Lessee hereby consents and irrevocably submits to the in personam jurisdiction of the Federal and state courts located in New York County (or any such other court of competent jurisdiction) and agrees that any process in any suit or proceeding commenced in such courts under this Sublease may be served upon it personally or by certified or registered mail, return receipt requested, or by Federal Express or other courier service, with the same force and effect as if personally served upon it in New York City (or in the City or County in which such other court is located). The parties hereto each waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense of lack of in personam jurisdiction with respect thereto. Nothing in this Section shall affect the right of Lessor to serve legal process in any other manner permitted by law or affect the right of Lessor to bring any action or proceeding against Lessee or any of its properties in the courts of other jurisdictions to the extent otherwise permitted by law.

                  12.7. Further Assurances. The parties hereto hereby agree that, at any time and from time to time after the date hereof, upon the reasonable request of either party hereto, they shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances, and assurances as may

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be reasonably required to more effectively consummate this Sublease and the transactions contemplated thereby or to confirm or otherwise effectuate the provisions of this Sublease.

                  12.8. Expenses. Except as expressly provided in this Sublease, each of the parties hereto shall bear all of its or their respective costs and expenses incurred in connection with the negotiation, preparation, execution, consummation, performance and/or enforcement of this Sublease, including, without limitation, the fees and disbursements of their respective counsel, financial advisors and accountants. Notwithstanding the foregoing, in the event of any action or proceeding instituted by either party hereto to enforce the provisions of this Sublease, the party prevailing therein shall be entitled to reimbursement by the other breaching party(ies) of the legal costs and expenses incurred by the prevailing party in connection therewith. Lessee hereby acknowledges that Robert L. Blessey, Esq., Lessor's counsel, drafted this Agreement on behalf of Lessor and Lessee waives any conflict of interest with respect thereto inasmuch as Robert L. Blessey, Esq. has also acted as counsel to Lessee and Premier on transactions unrelated to this Sublease.

                  12.9. Counterparts. This Sublease may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed an original, but all of which when taken together, shall constitute one and the same instrument.

                  12.10. Headings. The Section headings used in this Sublease have been used for convenience of reference only and are not to be considered in construing or interpreting this Sublease.

                  12.11. Partial Invalidity. If one or more provisions of this Sublease are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Sublease and the balance of this Sublease shall remain in full force and effect.

                  12.12. Cumulative Remedies. No remedy set forth in this Sublease is exclusive of any other available remedy or remedies, whether legal or equitable, but each remedy is cumulative and in addition to every other right or remedy given under this Sublease or now or hereafter existing at law or in equity or by statute. The parties hereto may pursue their rights and remedies concurrently or in any sequence and no exercise of one right or remedy shall be deemed to be an election. No delay by either party hereto shall constitute a waiver, election or acquiescence by such party.

                  12.13. Grammar. Unless the context of this Sublease clearly requires otherwise, the plural includes the singular, the singular includes the plural, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning of the phrase "and/or". The words "hereof", "herein", "hereby", "hereunder" and other similar terms in this Sublease refer to this Sublease as a whole and not exclusively to any particular provision of this Sublease.

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         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.


WITNESS:                               THE SAGEMARK COMPANIES LTD.

/s/ GEORGE W. MAHONEY                  By: /s/ THEODORE B. SHAPIRO
--------------------------------           -------------------------------------
George Mahoney                             Theodore B. Shapiro,
                                           Chief Executive Officer


WITNESS:                               PREMIER P.E.T. OF LONG ISLAND, LLC

/s/ SANDRA GORMAN                      By: /s/ STEPHEN A. SCHULMAN
--------------------------------           -------------------------------------
Sandra Gorman                              Stephen A. Schulman, M.D., Manager

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